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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 21, 2006

MIDDLE KINGDOM RESOURCES LTD.
(Exact name of registrant as specified in its charter)

347 Bay Street, Suite 202
Toronto, Ontario
Canada M5H 2R7
(Address of principal executive offices and Zip Code)

(306) 343-5799
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On July 21, 2006, Moen and Company LLP informed Middle Kingdom Resources Ltd. (the "Company") that Moen and Company LLP resigned as the Company's independent registered public accounting firm effective as of that date.

Moen and Company LLP's report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for each of the two most recent fiscal years, or the subsequent interim period through July 21, 2006, there were no disagreements with Moen and Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On July 28, 2006, the Company delivered a copy of this report to Moen and Company LLP. The Company has requested a letter addressed to the SEC stating whether or not it agrees with the foregoing, but as of the date of this report has not received a written response from Moen and Company LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 31st day of July, 2006.

MIDDLE KINGDOM RESOURCES LTD.

BY:	ROBERT KINLOCH
Robert J. Kinloch
President, Principal Executive Officer, and a member of the Board of Directors.